Exhibit 99.1

MEDIA CONTACTS Marie McGehee State Street Corporation 617-664-1898 Troy Mayclim River Communications 914-686-5599

State Street and World Gold Trust Services

Announce Name Change of streetTRACKS® Gold Trust to

SPDR® Gold Trust

BOSTON — May 20, 2008 — State Street Global Advisors (State Street), the investment management arm of State Street Corporation (NYSE: STT) and World Gold Trust Services, LLC, a wholly-owned subsidiary of the World Gold Council, today announced a change of name for the streetTRACKS® Gold Trust (NYSE: GLD). Effective at the opening on May 21, 2008, the exchange traded security will trade as SPDR® Gold Shares under the re-named SPDR® Gold Trust, the ticker symbol GLD will remain unchanged. A full prospectus will be available at www.spdrgoldshares.com.

The name change reflects a re-branding initiative launched by State Street in 2007 that consolidated the firm’s exchange traded fund offerings under the singular umbrella of SPDR®s to make it easier for investors to identify the firm’s ETFs in a rapidly growing market. Less than two years after this initiative was announced, “SPDR ETFs” was named the Most Recognized ETF Brand in the Americas at the 4th Annual Global ETF Awards Dinner in April 2008.

“Given the success of our recent re-branding, State Street is very pleased that GLD is now trading under the SPDR Gold Trust name,” said James Ross, senior managing director at State Street Global Advisors. “This name change helps further strengthen State Street’s position as a leader in exchange traded products.”

Launched by World Gold Trust Services in November 2004, GLD, the first US commodity based exchange traded security, has emerged as one of the fastest growing exchange traded products. State Street Global Markets, LLC serves as marketing agent for GLD. As of April 30, 2008, assets under management in GLD totaled approximately $16.4 billion, making it the sixth largest US ETF by assets.

“The brand equity in the SPDR name, which can be traced back to the world’s first ETF, will benefit the SPDR Gold Trust,” says James Burton, managing director of World Gold Trust Services. “As the first US exchange traded product to provide access to the benefits of gold, the SPDR Gold Trust has undoubtedly helped change the way many financial advisors and investors approach portfolio diversification.”

State Street is one of the largest ETF providers in the United States and abroad with more than $159 billion of ETF assets under management.* Today, State Street’s family of SPDR Exchange Traded Funds allows investors to choose from more than 66 ETFs globally. For more information on SPDR exchange traded funds, visit www.spdretfs.com.

About World Gold Trust Services, LLC.

World Gold Trust Services, LLC is a wholly owned subsidiary of the World Gold Council (WGC) which is a commercially-driven marketing organization that is funded by the world’s leading gold mining companies. A global advocate for gold, the WGC aims to promote the demand for gold in all its forms through marketing activities in major international markets. For further information, visit www.gold.org.

About State Street Global Advisors

State Street Global Advisors, the investment management arm of State Street Corporation (NYSE: STT), delivers investment strategies and integrated solutions to clients worldwide across every asset class, investment approach and style. With $2 trillion in assets under management at March 31, 2008, State Street Global Advisors has investment centers in Boston, Hong Kong, London, Montreal, Toronto, Munich, Paris, Singapore, Sydney, Tokyo and Zurich, and offices in 27 cities worldwide. For more information, visit State Street Global Advisors at www.ssga.com.

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Note to Editors: SPDR® Exchange Traded Funds

SPDR ETFs are a comprehensive family of exchange-traded funds spanning an array of international and domestic asset classes. SPDR ETFs provide professional investors with the flexibility to select investments that are precisely aligned to their investment strategy. Recognized as the industry pioneer, State Street—in partnership with the American Stock Exchange—created the first ETF in 1993 (SPDR S&P 500® – Ticker SPY). Since then, we’ve sustained our place as an industry innovator through the introduction of many ground-breaking products, including first-to-market successes with gold, international real estate, international fixed income and sector ETFs.

*     As of March 31, 2008

# # #

The value of the SPDR® Gold Shares relates directly to the value of the gold held by the SPDR® Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR® Gold Trust expects the value of an investment in the Shares to similarly decline.

Shareholders of the SPDR® Gold Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDR® Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World GoldTrust Services, LLC nor the Trustee of the SPDR® Gold Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The SPDR® Gold Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR® Gold Shares to which this communication relates. Before you invest in SPDR® Gold Shares, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and SPDR® Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the Issuer or any Authorized Participant in respect of the SPDR® Gold Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR Gold, 30th Floor, Boston, MA 02111.

The prospectus contains material information about the SPDR Gold Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including “Risk Factors” before making an investment decision about the Shares.

Investors in SPDR® ETFs should consider the investment objectives, risks, charges and expenses of the fund carefully before investing. A prospectus that contains this and other information about the fund may be obtained by calling 1-866-320-4053. Please read the prospectus carefully before investing.

State Street Global Markets, LLC, a member of FINRA and SIPC, is distributor for SSgA© ETFs and the marketing agent for the SPDR® Gold Trust.

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The “SPDR®” trademark is used under license from The McGraw-Hill Companies, Inc. No financial product offered by World Gold Trust Services, LLC, or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. (“McGraw-Hill”). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of investing in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HILL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“streetTRACKS®” is a registered service mark of State Street Corporation.

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